INDEPENDENT  AUDITOR'S  REPORT


To  The  Board  of  Directors  of  Go  Online  Networks  Corporation

We hereby consent to the use incorporated by reference in this Form S-8 of our report dated February 25, 2000 relating to the consolidated financial statements of Go Online Networks Corporation (formerly Jones Naughton Entertainment, Inc.) and consolidated subsidiaries.

/s/ Miller & McCollom

MILLER & MCCOLLOM


Denver, Colorado
September 19,  2000